UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2024

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN (Address of Principal Executive Offices)		55344 (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on May 29, 2024 and June 10, 2024, Nuwellis, Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company did not satisfy Nasdaq Listing Rules 5550(b)(1) (the “Stockholder’s Equity Requirement”) and 5550(a)(2) (the “Minimum Bid Price Requirement”), respectively, and was therefore subject to delisting from Nasdaq unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

On July 18, 2024, Nasdaq notified the Company that it had regained compliance with the Minimum Bid Price Requirement. At a hearing before the Panel on July 23, 2024, the Company presented its plan of compliance to regain compliance with the Stockholder’s Equity Requirement.

On August 8, 2024, the Company was notified by Nasdaq that the Panel had granted the Company’s request for continued listing, subject to, among other things, the Company’s filing of its Quarterly Report on Form 10-Q for the period ending September 30, 2024, evidencing compliance with the Stockholder’s Equity Requirement.  Although the Company is diligently working to do so, there can be no assurance that the Company will be able to evidence compliance with all applicable listing criteria within the period of time granted by the Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2024	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
	Name:	Nestor Jaramillo, Jr.
	Title:	President and Chief Executive Officer